Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
July 29, 2021

Diebold Nixdorf Reports 2021 Second Quarter Financial Results

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its second quarter 2021 financial results.

Key highlights
•Strongest demand in four years drives product order growth of 40% YoY
•Total company revenue growth of 6.0% YoY
•Company adjusts 2021 profit and free cash flow outlook to reflect supply chain inflation

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: “Product demand accelerated during the quarter, fueled by market share gains for next-generation DN Series EASY™ self-checkout solutions and DN Series™ ATMs. By delivering our strongest quarterly order book in four years, we are clearly leveraging our differentiated banking and retail solutions. Additionally, we are experiencing strong uptake for our AllConnect℠ Data Engine capabilities, which increase service levels and enable meaningful operating efficiencies. Total revenue increased during the quarter, led by very strong retail growth of 38%. Late in the quarter, we experienced some revenue delays from longer procurement and transport lead times due to developing global supply chain complexities. A tightening supply chain also drove higher freight costs.

"Looking to the second half of the year, we expect solid demand for our solutions and are reiterating our full-year revenue forecast of 3% to 5% growth. At the same time, higher-than-expected inflation for components and logistics lead us to adjust our 2021 outlook for profit and free cash flow. We will continue to work closely with our suppliers to manage global supply chain volatility, execute our cost reduction initiatives and leverage the operating rigor we have developed during our DN Now transformation. We remain committed to delivering strong free cash flow growth as we conclude our DN Now restructuring payments."

Business updates
•Expanding market share in Banking, led by DN Series ATMs
◦Expanded our global business partnership with Santander Group to deliver customer innovation and operating efficiencies with more than 3,000 new ATMs, including DN Series, and maintenance services in the U.S., Brazil, Mexico, Spain, Argentina and Chile
◦Displaced a competitor’s ATMs with more than 500 cash recyclers for a client in Brazil
◦Booked sizable wins in Egypt -- collectively valued at nearly $27 million -- for DN Series, Vynamic™ software licenses and maintenance services; one with National Bank of Egypt to support its expansion plans, and with Egypt National Post to further its self-service capabilities
◦Supplanted a competitor with orders for over 700 DN Series ATMs at a top 10 and top 25 bank in the U.S.
•Continuing growth for Retail self-checkout (SCO) solutions
◦Signed a contract to replace a competitor's SCO solution at a multinational clothing and home products retailer located in the U.K.
◦Won an initial award at a major European discount apparel and household product retailer to furnish more than 400 SCO devices and maintenance services at locations in Spain and Austria
•Securing additional, recurring revenue agreements for Managed Services and Software solutions
◦Booked a five-year Managed Services contract with a large European bank valued at $24 million
◦Secured an agreement with A.S. Watson, the world’s largest international health and beauty retailer, to deliver new managed mobility software and services for more than 10,000 inventory devices in stores across Asia and Europe
◦Signed an agreement valued at nearly $4 million with a large multinational retailer in Sweden to automate checkout and reduce fraud at the SCO counter using artificial intelligence and image recognition
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Full-year 2021 Outlook1

	Previous outlook	Current outlook
Total Revenue	$4.0B - $4.1B	$4.0B - $4.1B
Adjusted EBITDA (non-GAAP measure)[2]	$480M - $500M	$455M - $475M
Free cash flow (non-GAAP measure)[3]	$140M - $170M	$120M - $140M
Return on Invested Capital (non-GAAP measure)[2,4]	~18%	~17%

Summary Financial Results

	Three Months Ended
	June 30, 2021		June 30, 2020		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[5]	GAAP	Non-GAAP[5]	GAAP		Non-GAAP
Total net sales	$943.5	$943.5	$890.5	$890.5	6.0		6.0
Gross profit	$251.9	$261.8	$247.6	$264.0	1.7		(0.8)
Operating profit	$12.9	$63.1	$20.5	$98.2	(37.1)		(35.7)
Operating margin	1.4%	6.7%	2.3%	11.0%	(90)	bps	(430)	bps
Net income (loss)	$(30.3)	$8.0	$(23.1)	$31.3	(31.2)		(74.4)
Diluted earnings/(loss) per share[6]	$(0.39)	$0.10	$(0.31)	$0.38	(25.8)		(73.7)
Adjusted EBITDA		$86.3		$122.4			(29.5)
•Total net sales increased 6.0%, or $53.0 million YoY, due to Retail growth across all lines of business.
•Non-GAAP operating profit declined 35.7% to $63.1 million and non-GAAP operating profit margin decreased 430 bps to 6.7% due primarily to expense benefits from the prior year which did not recur, as well as revenue delays, higher freight costs and investments to support the company's growth initiatives.
•GAAP diluted loss per share during the quarter was $(0.39), primarily reflecting lower operating profit.

	Q2 2021	Q2 2020	YTD 6/30/2021	YTD 6/30/2020	TTM 6/30/2021
Net cash (used) provided by operating activities (GAAP measure)	$(78.5)	$(89.7)	$(143.7)	$(167.9)	$42.2
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	8.2	5.0	7.6	27.6	4.6
Excluding the use of cash for the settlement of foreign exchange derivative instruments	0.1	15.8	4.5	18.8	18.0
Excluding the termination of certain interest rate swaps due to debt refinancing	—	—	—	—	10.3
Proceeds from the surrender of company-owned life insurance policies	—	7.7	—	7.7	8.4
Capital expenditures	(3.7)	(3.4)	(6.2)	(8.8)	(24.9)
Capitalized software development	(5.3)	(3.8)	(11.2)	(8.9)	(19.5)
Free cash flow/(use) (non-GAAP measure)[3]	$(79.2)	$(68.4)	$(149.0)	$(131.5)	$39.1
•Free cash use of $79.2 million in the quarter was unfavorable by $10.8 million versus the prior year reflecting the cash used for inventory purchases as a result of longer lead times and strong order entry.

1 - The company's 2021 outlook includes the impact of deconsolidating the company's joint venture in China and the divestitures of Diebold Nixdorf Portavis GmbH, the company's Brazil online fraud protection business and its electronic security business in Asia.
2 - With respect to the company’s adjusted EBITDA and Return on Invested Capital (ROIC) outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, and excluding the use of cash for the termination of certain interest rate swaps due to the debt refinancing in Q3 2020, and including the proceeds from the surrender of company-owned life insurance policies. With respect to the company’s non-GAAP free cash flow outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
4 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.
5 - See note 1 below for GAAP to Non-GAAP adjustments to gross profit and operating expenses, which include selling and administrative expense and research, development and engineering expense; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.
6 - Represents Diluted earnings/(loss) per share attributable to Diebold Nixdorf, Incorporated.
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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited
Three months ended June 30, 2021 compared to three months ended June 30, 2020

	Three Months Ended
	June 30
($ in millions)	2021	2020	% Change	% Change in CC7
Segments
Eurasia Banking
Services	$163.4	$163.8	(0.2)	(7.4)
Products	127.9	136.9	(6.6)	(11.5)
Software	34.7	37.0	(6.2)	(13.5)
Total Eurasia Banking	326.0	337.7	(3.5)	(9.7)

Americas Banking
Services	213.0	210.1	1.4	0.6
Products	73.6	88.4	(16.7)	(17.9)
Software	25.9	32.9	(21.3)	(22.0)
Total Americas Banking	312.5	331.4	(5.7)	(6.6)

Retail
Services	117.1	94.6	23.8	12.5
Products	137.0	86.1	59.1	48.9
Software	50.9	40.7	25.1	14.6
Total Retail	305.0	221.4	37.8	26.8

Total net sales	$943.5	$890.5	6.0	0.8

Six months ended June 30, 2021 compared to six months ended June 30, 2020
	Six Months Ended
	June 30
($ in millions)	2021	2020	% Change	% Change in CC7
Segments
Eurasia Banking
Services	$324.9	$343.0	(5.3)	(11.7)
Products	259.5	235.2	10.3	4.0
Software	69.4	70.0	(0.9)	(8.0)
Total Eurasia Banking	653.8	648.2	0.9	(5.6)

Americas Banking
Services	419.3	427.1	(1.8)	(1.4)
Products	144.1	181.6	(20.6)	(20.2)
Software	60.8	67.4	(9.8)	(9.7)
Total Americas Banking	624.2	676.1	(7.7)	(7.3)

Retail
Services	231.7	202.2	14.6	5.0
Products	280.7	195.1	43.9	34.9
Software	97.0	79.6	21.9	12.3
Total Retail	609.4	476.9	27.8	18.3

Total net sales	$1,887.4	$1,801.2	4.8	0.3

[7] - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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GAAP and Non-GAAP Profit/Loss Summary
Three months ended June 30, 2021 compared to three months ended June 30, 2020
	Three Months Ended
	June 30, 2021		June 30, 2020		Change
($ in millions)	GAAP	Non-GAAP[8]	GAAP	Non-GAAP[8]	GAAP		Non-GAAP
Services	$493.5	$493.5	$468.5	$468.5	$25.0		$25.0
Products	338.5	338.5	311.4	311.4	27.1		27.1
Software	111.5	111.5	110.6	110.6	0.9		0.9
Total net sales	$943.5	$943.5	$890.5	$890.5	$53.0		$53.0

Services	$137.9	$145.0	$131.1	$143.7	$6.8		$1.3
Products[9]	62.4	63.9	68.6	69.8	(6.2)		(5.9)
Software[9]	51.6	52.9	47.9	50.5	3.7		2.4
Total gross profit	$251.9	$261.8	$247.6	$264.0	$4.3		$(2.2)

Services	27.9%	29.4%	28.0%	30.7%	(10)	bps	(130)	bps
Products	18.4%	18.9%	22.0%	22.4%	(360)	bps	(350)	bps
Software	46.3%	47.4%	43.3%	45.7%	300	bps	170	bps
Total gross margin	26.7%	27.7%	27.8%	29.6%	(110)	bps	(190)	bps

Total operating expenses	$239.0	$198.7	$227.1	$165.8	$11.9		$32.9
Operating profit	$12.9	$63.1	$20.5	$98.2	$(7.6)		$(35.1)
Operating margin	1.4%	6.7%	2.3%	11.0%	(90)	bps	(430)	bps

Adjusted EBITDA		$86.3		$122.4			$(36.1)
Adjusted EBITDA margin		9.1%		13.7%			(460)	bps

Six months ended June 30, 2021 compared to six months ended June 30, 2020
	Six Months Ended
	June 30, 2021		June 30, 2020		Change
	GAAP	Non-GAAP[8]	GAAP	Non-GAAP[8]	GAAP		Non-GAAP
Services	$975.9	$975.9	$972.3	$972.3	$3.6		$3.6
Products	684.3	684.3	611.9	611.9	72.4		72.4
Software	227.2	227.2	217.0	217.0	10.2		10.2
Total net sales	$1,887.4	$1,887.4	$1,801.2	$1,801.2	$86.2		$86.2

Services	$280.2	$285.7	$249.0	$279.9	$31.2		$5.8
Products[9]	137.0	139.0	132.8	141.1	4.2		(2.1)
Software[9]	107.9	110.5	92.6	97.2	15.3		13.3
Total gross profit	$525.1	$535.2	$474.4	$518.2	$50.7		$17.0

Services	28.7%	29.3%	25.6%	28.8%	310	bps	50	bps
Products	20.0%	20.3%	21.7%	23.1%	(170)	bps	(280)	bps
Software	47.5%	48.6%	42.7%	44.8%	480	bps	380	bps
Total gross margin	27.8%	28.4%	26.3%	28.8%	150	bps	(40)	bps

Total operating expenses	$476.0	$393.1	$479.9	$357.0	$(3.9)		$36.1
Operating profit	$49.1	$142.1	$(5.5)	$161.2	$54.6		$(19.1)
Operating margin	2.6%	7.5%	(0.3)%	8.9%	290	bps	(140) bps

Adjusted EBITDA		$186.6		$211.9			$(25.3)
Adjusted EBITDA margin		9.9%		11.8%			(190)	bps
[8] - See note 1 below for GAAP to Non-GAAP adjustments to gross profit and operating expenses, which include selling and administrative expense and research, development and engineering expense and note 2 for adjusted EBITDA.

[9] - Certain costs of sales for the three and six months ended June 30, 2020 have been reclassified from software to products.
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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement its condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate its operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. The company provides EBITDA and adjusted EBITDA because it believes that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating its operating performance and comparing its operating performance with that of similar companies that have different capital structures and for evaluating its ability to meet its future debt service, capital expenditures and working capital requirements. The company is also providing EBITDA and adjusted EBITDA in light of its credit agreement and the issuance of its secured and unsecured senior notes. For more information on non-GAAP Financial Measures, please refer to the “Supplemental Slides".
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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the duration and overall impact on the company and its business of the global supply chain complexities that the company is currently facing, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•the ultimate impact of the ongoing COVID-19 pandemic including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;
•the company's ability to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now and its digitally enabled hardware, services and software strategy;
•the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions;
•the impact of a cybersecurity breach or operational failure on the company's business;
•the company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt;
•the company’s ability to attract, retain and motivate key employees;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the impact of market and economic conditions, including the proliferation of cash and any deterioration or disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations; and
•other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents the company files with the SEC.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this document. .

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q2 2021	Q2 2020	YTD 6/30/2021	YTD 6/30/2020
Net sales
Services	$586.7	$559.7	$1,160.3	$1,147.5
Products	356.8	330.8	727.1	653.7
Total	943.5	890.5	1,887.4	1,801.2
Cost of sales
Services	409.9	389.8	799.5	827.3
Products	281.7	253.1	562.8	499.5
Total	691.6	642.9	1,362.3	1,326.8
Gross profit	251.9	247.6	525.1	474.4
Gross margin	26.7%	27.8%	27.8%	26.3%
Operating expenses
Selling and administrative expense	204.8	181.6	408.2	403.7
Research, development and engineering expense	35.6	30.7	69.7	63.2
(Gain) loss on sale of assets, net	(1.4)	14.8	(1.9)	13.0
Total	239.0	227.1	476.0	479.9
Percent of net sales	25.3%	25.5%	25.2%	26.6%
Operating profit (loss)	12.9	20.5	49.1	(5.5)
Operating margin	1.4%	2.3%	2.6%	(0.3)%
Other income (expense)
Interest income	2.3	2.4	4.0	3.5
Interest expense	(49.7)	(48.3)	(98.4)	(96.3)
Foreign exchange gain (loss), net	(9.2)	(7.6)	(3.5)	(7.2)
Miscellaneous, net	2.7	6.5	2.0	5.6
Total other income (expense)	(53.9)	(47.0)	(95.9)	(94.4)
Loss before taxes	(41.0)	(26.5)	(46.8)	(99.9)
Income tax (benefit) expense	(11.2)	(3.4)	(10.0)	16.6
Equity in loss of unconsolidated subsidiaries	(0.5)	—	(1.6)	—
Net loss	(30.3)	(23.1)	(38.4)	(116.5)
Net (loss) income attributable to noncontrolling interests	—	0.6	—	—
Net loss attributable to Diebold Nixdorf, Incorporated	$(30.3)	$(23.7)	$(38.4)	$(116.5)

Basic and diluted weighted-average shares outstanding	78.3	77.6	78.2	77.4

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.39)	$(0.31)	$(0.49)	$(1.51)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	6/30/2021	12/31/2020
ASSETS
Current assets
Cash and cash equivalents	$224.3	$324.5
Short-term investments	8.1	37.2
Trade receivables, less allowances for doubtful accounts	638.6	646.9
Inventories	587.5	498.2
Other current assets	357.9	350.5
Total current assets	1,816.4	1,857.3
Securities and other investments	10.6	10.3
Property, plant and equipment, net	154.3	177.5
Goodwill	779.1	800.4
Customer relationships, net	355.8	407.9
Other assets	418.9	404.0
Total assets	$3,535.1	$3,657.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$32.9	$10.7
Accounts payable	561.5	499.9
Deferred revenue	299.3	346.8
Other current liabilities	697.7	792.1
Total current liabilities	1,591.4	1,649.5

Long-term debt	2,318.7	2,335.7
Long-term liabilities	467.6	484.7

Redeemable noncontrolling interests	—	19.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(851.3)	(827.1)
Noncontrolling interests	8.7	(4.6)
Total equity	(842.6)	(831.7)
Total liabilities, redeemable noncontrolling interests and equity	$3,535.1	$3,657.4

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2021	YTD 6/30/2020
Cash flow from operating activities
Net loss	$(38.4)	$(116.5)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	38.5	52.3
Amortization of Wincor Nixdorf purchase accounting intangible assets	39.8	42.8
Amortization of deferred financing costs into interest expense	8.7	11.4
Deferred income taxes	(3.9)	(55.8)
Other	6.1	20.6
Changes in certain assets and liabilities
Trade receivables	(2.3)	7.4
Inventories	(96.0)	(65.0)
Accounts payable	70.4	21.5
Income taxes	(34.2)	51.6
Deferred revenue	(40.6)	(9.7)
Warranty liability	(0.2)	(5.4)
Certain other assets and liabilities	(91.6)	(123.1)
Net cash provided (used) by operating activities	(143.7)	(167.9)
Cash flow from investing activities
Capital expenditures	(6.2)	(8.8)
Capitalized software development	(11.2)	(8.9)
Proceeds from divestitures, net of cash divested	5.8	(47.9)
Net short-term investment activity	27.0	1.1
Change in certain other assets	1.7	7.4
Net cash provided (used) by investing activities	17.1	(57.1)
Cash flow from financing activities
Debt issuance costs	—	(3.8)
Net debt borrowings (repayments)	23.1	315.4
Contributions from noncontrolling interest holders	12.7	—
Other	(6.3)	(5.5)
Net cash provided (used) by financing activities	29.5	306.1
Effect of exchange rate changes on cash and cash equivalents	(0.6)	(10.8)
Change in cash and cash equivalents	(97.7)	70.3
Add: Cash included in assets held for sale at beginning of period	2.7	97.2
Less: Cash included in assets held for sale at end of period	5.2	2.0
Cash and cash equivalents at the beginning of the period	324.5	280.9
Cash and cash equivalents at the end of the period	$224.3	$446.4

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

Three Months Ended June 30, 2021 compared to June 30, 2020

	Q2 2021						Q2 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$943.5	$251.9	26.7%	$239.0	$12.9	1.4%	$890.5	$247.6	27.8%	$227.1	$20.5	2.3%
Restructuring and DN Now transformation expenses	—	11.2		(19.2)	30.4		—	1.6		(25.2)	26.8
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—			(19.9)	19.9		—	3.2		(18.2)	21.4
Non-routine income/expense:
Legal/deal expense	—	—		(1.7)	1.7		—	(0.3)		(3.2)	2.9
Divestitures and fixed asset sales	—	—		1.3	(1.3)		—	—		(14.5)	14.5
Loss making contracts related to discontinued offering	—	—		—	—		—	13.5		—	13.5
Inventory charge/gain	—	—		—	—		—	(1.4)		—	(1.4)
Other	—	(1.3)		(0.8)	(0.5)		—	(0.2)		(0.2)	—
Non-routine expenses, net	—	(1.3)		(1.2)	(0.1)		—	11.6		(17.9)	29.5
Non-GAAP Results	$943.5	$261.8	27.7%	$198.7	$63.1	6.7%	$890.5	$264.0	29.6%	$165.8	$98.2	11.0%

	Q2 2021				Q2 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Gross Profit	$137.9	$62.4	$51.6	$251.9	$131.1	$68.6	$47.9	$247.6
Restructuring and DN Now transformation expenses	9.0	0.9	1.3	11.2	0.7	—	0.9	1.6
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	1.5	1.7	3.2
Non-routine income/expense:
Legal/deal expense	—	—	—	—	—	(0.3)	—	(0.3)
Loss making contract related to discontinued offering	—	—	—	—	13.5	—	—	13.5
Inventory charge/gain	—	—	—	—	(1.3)	(0.1)	—	(1.4)
Other	(1.9)	0.6	—	(1.3)	(0.3)	0.1	—	(0.2)
Non-routine expenses, net	(1.9)	0.6	—	(1.3)	11.9	(0.3)	—	11.6
Non-GAAP Gross Profit	$145.0	$63.9	$52.9	$261.8	$143.7	$69.8	$50.5	$264.0

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Six Months Ended June 30, 2021 compared to June 30, 2020

	YTD Q2 2021							YTD Q2 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales		Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,887.4	$525.1	27.8%	$476.0	$49.1	2.6%		$1,801.2	$474.4	26.3%	$479.9	$(5.5)	(0.3)%
Restructuring and DN Now transformation expenses	—	11.7		(41.9)	53.6			—	2.5		(65.9)	68.4
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(39.8)	39.8			—	6.4		(36.4)	42.8
Non-routine income/expense:									—
Legal/deal expense	—	—		(2.3)	2.3		0.03	—	(0.3)		(5.6)	5.3
Costs related to previously divested business in Germany	—	—		—	—			—	4.8		—	4.8
Divestitures and fixed asset sales	—	—		1.9	(1.9)			—	—		(12.8)	12.8
Loss making contract related to discontinued offering	—	—		—	—			—	25.5		—	25.5
Inventory charge/gain	—	—		—	—			—	2.3		—	2.3
Other	—	(1.6)		(0.8)	(0.8)			—	2.6		(2.2)	4.8
Non-routine expenses, net	—	(1.6)		(1.2)	(0.4)			—	34.9		(20.6)	55.5
Non-GAAP Results	$1,887.4	$535.2	28.4%	$393.1	$142.1	7.5%		$1,801.2	$518.2	28.8%	$357.0	$161.2	8.9%

	YTD Q2 2021				YTD Q2 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Gross Profit	$280.2	$137.0	$107.9	$525.1	$249.0	$132.8	$92.6	$474.4
Restructuring and DN Now transformation expenses	9.1	1.3	1.3	11.7	1.3	—	1.2	2.5
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	3.0	3.4	6.4
Non-routine income/expense:
Legal/deal expense	—	—	—	—	—	(0.3)	—	(0.3)
Costs related to previously divested business in Germany	—	—	—	—	—	4.8	—	4.8
Loss making contract related to discontinued offering	—	—	—	—	25.5	—	—	25.5
Inventory charge/gain	—	—	—	—	2.5	(0.2)	—	2.3
Other	(3.6)	0.7	1.3	(1.6)	1.6	1.0	—	2.6
Non-routine expenses, net	(3.6)	0.7	1.3	(1.6)	29.6	5.3	—	34.9
Non-GAAP Gross Profit	$285.7	$139.0	$110.5	$535.2	$279.9	$141.1	$97.2	$518.2

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program and accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. The divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in both 2021 and 2020. The loss making contracts represent charges incurred in 2020 for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations, and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. With respect to 2021, other includes the impact of certain costs related to a divested business and incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic, offset by subsidies received related to the COVID-19 pandemic, and for 2020 includes incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects.
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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q2 2021	Q2 2020	YTD 6/30/2021	YTD 6/30/2020	TTM 6/30/2021
Net loss	$(30.3)	$(23.1)	$(38.4)	$(116.5)	$(189.7)
Income tax expense (benefit)	(11.2)	(3.4)	(10.0)	16.6	(27.6)
Interest income	(2.3)	(2.4)	(4.0)	(3.5)	(7.3)
Interest expense	49.7	48.3	98.4	96.3	294.8
Depreciation and amortization	38.6	45.8	78.3	95.1	163.6
EBITDA	44.5	65.2	124.3	88.0	233.8
Share-based compensation	4.5	3.6	8.0	7.6	15.4
Foreign exchange (gain) loss, net	9.2	7.6	3.5	7.2	10.7
Miscellaneous, net	(2.7)	(6.5)	(2.0)	(5.6)	(3.2)
Equity in loss of unconsolidated subsidiaries	0.5	—	1.6	—	0.9
Restructuring and DN Now transformation expenses	30.4	23.0	51.6	59.2	159.3
Non-routine (income)/expense, net	(0.1)	29.5	(0.4)	55.5	10.9
Adjusted EBITDA	$86.3	$122.4	$186.6	$211.9	$427.8
Adjusted EBITDA % revenue	9.1%	13.7%	9.9%	11.8%	10.7%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $19.9 and $21.4 for the three months ended June 30, 2021 and 2020 and $39.8 and $42.8 for the six months ended June 30, 2021 and 2020. Additionally, $0.0 and $3.8 of accelerated depreciation expense for the three months ended June 30, 2021 and 2020 and $2.0 and $9.2 for the six months ended June 30, 2021 and 2020 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the company excluded from the depreciation and amortization caption $4.3 and $5.8 for the three months ended June 30, 2021 and 2020, respectively and excluded $8.7 and $11.4 for the six months ended June 30, 2021 and 2020, respectively. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q2 2021		Q2 2020		YTD 6/30/2021		YTD 6/30/2020
	$	per share	$	per share	$	per share	$	per share
Net loss	$(30.3)	$(0.39)	$(23.1)	$(0.30)	$(38.4)	$(0.49)	$(116.5)	$(1.51)
Net (loss) income attributable to noncontrolling interests	—	—	0.6	0.01	—	—	—	—
Net loss attributable to Diebold Nixdorf, Incorporated	$(30.3)	$(0.39)	$(23.7)	$(0.31)	$(38.4)	$(0.49)	$(116.5)	$(1.51)
Restructuring and DN Now transformation expenses	30.4	0.39	26.8	0.34	53.6	0.69	68.4	0.87
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	19.9	0.25	21.4	0.27	39.8	0.51	42.8	0.55
Gain on surrender of Company-owned life insurance policies	—	—	(7.2)	(0.09)	—	—	(7.2)	(0.09)
Non-routine (income)/expense, net	(0.1)	—	29.5	0.37	(0.4)	—	55.5	0.73
Tax impact (inclusive of allocation of discrete tax items)	(11.9)	(0.15)	(16.1)	(0.20)	(23.2)	(0.30)	(38.6)	(0.49)
Total adjusted net income (loss) (non-GAAP measure)	$8.0	$0.10	$31.3	$0.39	$31.4	$0.40	$4.4	$0.06
Net (loss) income attributable to noncontrolling interests	—	—	0.6	0.01	—	—	—	—
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$8.0	$0.10	$30.7	$0.38	$31.4	$0.40	$4.4	$0.06
Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

4.Net debt is calculated as follows (Dollars in millions):

	June 30, 2021	December 31, 2020	June 30, 2020
Cash, cash equivalents, and short-term investments (GAAP measure)	$232.4	$361.7	$455.4
Cash included in assets held for sale	5.2	2.7	2.0
Debt instruments	(2,351.6)	(2,346.4)	(2,464.5)
Net debt (non-GAAP measure)	$(2,114.0)	$(1,982.0)	$(2,007.1)

We believe that given the significant cash, cash equivalents and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure.

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PR_21-4021
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